SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2011

DIGAGOGO VENTURES CORP.

 (Exact name of registrant as specified in its charter)

Delaware	333-161914	42-1769945
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2011 Courtside Ln, Suite 101

Charlotte, NC 28270

(Address of principal executive offices)

(704) 246-8073

(704) 904-6385

(Registrant’s Telephone Number)

(Registrant’s Facsimile Number)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This Amendment No. 1 to Digagogo Ventures Corp.’s Current Report on Form 8-K is being filed to:  a) change the brand name of our products from “DigaNet” to “DogoNet”; and b) indicate that the number of authorized shares of the Company’s common stock is 150,000,000.  There are no other changes.

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report, should be considered carefully in evaluating our prospects. This report (including without limitation the following factors that may affect operating results) contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act") regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed below and in "Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as those discussed elsewhere in this report. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report.

As used in this current report and unless otherwise indicated, the terms “we”, “us”, “our”, the “Company” and “DOGO” refer to Digagogo Ventures Corp.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the date of this Current Report, given the current level of our operations, the Company is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.  Therefore, the Company is filing this report to disclose such information as would be required if the registrant were filing a general form for registration of securities on Form 10.

FORM 10 DISCLOSURE

ITEM 1.

BUSINESS

Corporate History

The Company was incorporated in the State of Delaware on January 5, 2010 under the name Eco-Friendly Power Technologies Corp (“Eco-Friendly”). The original business plan of Eco-Friendly was to develop a commercial application of the design of an “Incandescent light bulb life extending apparatus” patent.  Eco-Friendly also intended to enhance the existing prototype, manufacture and market the product and/or seek third party entities interested in licensing the rights to manufacture and market the device.

On February 8, 2010, Eco-Friendly entered into a Patent Transfer and Sale Agreement (the “Patent Agreement”) whereby we acquired all of the right, title and interest in the patent known as the “Incandescent light bulb life extending apparatus”, U.S. patent number 7,081,714, for consideration of $11,140 including attorney's fees.  Under the terms of the Patent Agreement, Eco-Friendly was assigned rights to the patent free of any liens, claims, royalties, licenses, security interests or other encumbrances. The cost of obtaining the patent was expensed. The patent was issued on July 25, 2006 and will expire on May 4, 2024.  As of the date of this Report, the Company is no longer working to develop or manufacture the incandescent light bulb life extending apparatus or license the manufacturing and related marketing and selling rights to a third party.

On November 17, 2010, Eco-Friendly filed an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State changing its corporate name to Digagogo Ventures Corp. (hereinafter the “Company”).  As of such date, we ceased all prior operations.

As of the date of this Report, the Company has changed its business direction towards developing an online sales and distribution network that connects households to each other and allows individuals to buy or sell items within a local community.

Overview

The Company has begun developing a sales and distribution network designed to connect households together and enable individuals to buy or sell items within a local community. The Company believes that this can be achieved by harnessing the power of local group buying and instantaneous knowledge of demand and supply within that community.  The Company sees this as the revolutionary next generation concept in direct sales networking.

The Company aims to empower individuals to own their own online household portals that can digitally connect them to other people that they know.  The Company predicts that this network of collected portals will become the next progression of a private social network that will also serve as a virtual storefront where individuals can buy and sell products and services and share information among connected households.

The Company intends to bring together these household networks across cities, counties, municipalities or even countries to become a trusted channel for manufacturers, suppliers and distributors to penetrate a local community. The Company believes it will achieve its profits from charging a distribution or a product placement fee from these manufacturers, suppliers and distributors.

The biggest value behind creating a household network is the ability to buy and sell from each other and to capture the collective benefit among local people that you know, value and support.  This human touch strengthens loyalty within the network to propel growth, sustainability and profitability.  It is this human touch, captured digitally and automated with technology that enables this sales and distribution network to be perpetual.

Our Business

The core business of the Company is to develop a perpetual sales and distribution network to generate profits for the Company and economic benefits for the members of the network (households) and the local community to which they belong. The Company will operate the infrastructure and charge manufacturers, suppliers and distributors a distribution fee for products and services moved through the network. It will also charge a product placement fee for various products and services advertised through the network.  Further, the Company has a structured licensing program whereby the Company will issue limited liability licenses to groups or organizations looking to invest in the sales and distribution network created by this inter-connectivity of households.  Once the Company has achieved active critical mass, it will generate recurring revenue from monthly subscription fees from personalized household portals or virtual storefronts.

The Company’s household portal product will carry the personalized identity of a household in the form of its own domain name (or URL). Each online portal will give members of the family access to three basic operations:  buy, sell and query (or share).  Members of the family can buy items of interest at a group discount, sell items to others and earn a commission.  They can also query information relating to particular products and services and subscribe to the manufacturer, supplier, distributor or service provider.  In addition, members of the family can publish their own content to create a private social network as well as connect to portals of other households.  Connecting household portals will help create group-buying power, develop a local channel for buying and selling, and become a center for exchanging consumer information.  As part of the household portal product, the Company will create a directory of local businesses that can be searched to locate items or services of interest. The Company seeks to have these household portals become the default website for the individual household to seek personalized local information.  This network of portals will become the building block for the Company to expand its business and seek new revenue opportunities.

Our Mission

The Company’s immediate mission is to lay the technical foundation to digitally connect households together in the shortest timeframe. To achieve this, the Company has engaged direct sales organizations with independent self-publishing storefronts that will allow individuals to do real-time selling and buying.  This provides a unique platform where individuals can participate in a direct sales network by digitally connecting to other individuals and households in a hierarchical structure. This hierarchical representation has the ability to capture identities, relationships and real-time rewards that are very unique.

Our Brand

DogoNet is essentially a brand that encompasses and refers to the digital collections of households linked together by individual online portals.  Just like personalized email addresses, the individual’s household will have a personalized website that acts as the designated online portal for all members of the households to interact.

The Company believes that the evolution of email addresses and social networking will converge into a private social network linked not by emails or login identity, but by online portals owned by each household. By implementing this technology, the Company aims to become the gateway to a sales and distribution network that will service the needs of every household within a localized area and in return, this gateway will act as a tollbooth for any information, product or services wishing to use this network. The Company sees a bright future in enabling this trend.

Our Products

The Company currently has two defined product offerings, the household portal and the digital household network.

The Household Portal

The household portal is a digital representation of a household to which an individual belongs, either presented as a website with its own personalized domain name (URL) or as a personalized template for visual display.  This digital representation is not limited to the web, but can also be presented using a mobile phone or virtually as a household username.

The household portal enables an individual to easily create a website or an online portal. This portal provides access for members of a household to login with the ability to buy, sell and query (share).  Compared to other similarly perceived products, the unique feature of this product is the virtual storefront that is creates. The portal also has a built-in mechanism for linking portals together and creating a network of portals from a single existing portal.

The household portal is more than a series of simple web pages or a personalized website. It has three basic functionalities: buy, sell and query (share).  The portal is a virtual storefront, where individuals can buy from the portal or sell items through the portal with a simple mark-up to earn a commission or other rewards and to facilitate earning opportunities. In addition, each portal allows every member of the household to request or share information about items or services for which they are searching.  This process creates an active knowledge base regarding local demand and supply that the Company can provide to local businesses.

The portal also includes back-office functionalities and content-management functionalities. The back-office functionalities include the ability to track sales, manage storefronts, manage commissions, generate reports and other support services. The content-management functionalities include the ability to publish web pages, add content to websites or portals, and create private social networks for households to share information with other trusted households.

The Digital Household Network

The digital household network is the resulting network of digitally linked household portals.  The digitally-linked network of portals becomes a sales and distribution network of households for interested manufacturers, suppliers or distributors to utilize.  It also becomes a collective buying and selling marketplace for the individuals belonging to the network.

The Company views the digital household network as a product offering for businesses that need an efficient channel to sell their products and services. It is also an effective channel to introduce products and services to a local community. Businesses wishing to utilize the digital household network can negotiate with the Company the fee for publishing their products and services within the lists of linked portals in a specific geographical region.   In return, the Company can negotiate with the businesses for group discounts and other deals on the businesses’ products and services and offer them to the network members.

The digital household network also serves as a “living” knowledge base for understanding demand and supply within a geographical region in which the Company has a presence. This collective knowledge base becomes an up-to-the-minute intelligent classified list for businesses to subscribe to that identifies local consumer demands and needs. This list will be published in the Company’s business network for its alliance business members to use. This alliance network of businesses will consist of business members of the local community in which the Company has a presence.

The digital household network will be managed centrally by the Company from a master control. The master control will provide reports of sales and analyses of how the network being utilized and growing.   For licensees, however, the master control will grant various access-level controls to them to help them manage their own region.

Business Model

The Company has adopted a unique multi-tier business model in carrying out its revenue objectives.  The Company will charge a distribution and placement fee to manufacturers, suppliers and distributors.  Additionally, the Company will generate revenues from its structured regionalized license program where individuals or groups can invest in the Company and profit from the sales and distribution network within a selected geographical region or city.

The structured regionalized license program creates a General Partner - Limited Partner relationship between the Company and the licensee and the licensee is granted a limited liability license.  This limited liability license allows the license holder to make money from fees charged to manufacturers, suppliers, distributors for products moved through the household networks within the geographical region to which the license holder subscribes.  The license holder is also granted the rights to enjoy dividends generated from the network within the subscribed region or city.  As the network grows and the value of the network increases, the earning potential to the network will also grow.  The limited liability license further gives the license holder the option to sell back the rights to the Company at an appreciated value after one year.

Expansion of our business is a matter of replicating our business model in new cities or markets that the Company identifies.   If our digital household networks show growth over time and we are able to sustain a flow of products through our networks, the Company believes it will be able to generate revenues and recycle its licenses year-to-year in various high-growth cities, counties, municipalities and countries.

Potential Market and Market Penetration

The Company views the Internet as the mass medium for communication and social interaction and strives to give every household a presence on the Internet in the form of an online portal with the ability to exchange information and to operate a virtual marketplace.  The Company intends to provide a network that will give its members and those they are connected to, access to a wealth of information about local products and services and allow them to engage in a direct sales and distribution network.

The Internet has become a leader in information technology.  The latest analysis has estimated that:

•

Over 1.9 billion people worldwide use the Internet. (http://www.internetworldstats.com/stats.htm, June 30, 2010)

•

Over 77% of the population of North America uses the Internet.  (http://www.internetworldstats.com/stats.htm, June 30, 2010)

•

At the end of 2009, almost 530 million users worldwide browsed the Internet using their mobile phones.  This number is forecast to rise to over 1 billion by 2015.  (http://www.strategyanalytics.com/default.aspx?mod=ReportAbstractViewer&a0=5367,  March, 2010)

•

Gartner, the world’s leading information technology research and advisory company, predicts that location-based services will be the No. 2 mobile application in 2012 and that such services will grow globally from 96 million in 2009 to more than 526 million in 2012. (http://www.gartner.com/it/page.jsp?id=1230413, November 2009)

Other than establishing its core market in the United States and Canada, the Company acknowledges a great opportunity to capitalize on the fastest growing market places known as the BRICI countries: Brazil, Russia, India, China and Indonesia. These countries represent about 45% of the world’s population and about 15% of global gross domestic product (GDP) with over 610 million Internet users. These countries will have more than 1.2 billion Internet users by 2015 with a penetration year-to-year growth rate of 9% to 20%.  The Company sees endless potential in implementing its business model in various high-growth cities, counties, municipalities and countries.

Marketing Strategy

The Company plans to begin and pilot its sales and distribution network business in both a small city and a metropolitan city: Red Deer (Alberta) and Vancouver (British Columbia), respectively.  Once the Company has established its business in these cities and obtained quantified results, the Company will expand its operations across the United States, Canada and likely in one of the BRICI countries - China.

The Company will have three key operating divisions: Sales, Marketing & Support, and Technical.  The Sales division will be focused on selling usage of the network to commercial entities and businesses.  The Marketing & Support division will be focused on recruiting new households and providing support to them; the target of this division will be to expand the reach of the household network deeper into each local community.  The Technical division will be focused on ensuring that the technology infrastructure is adaptable and efficient to support the rapid growth and usage of the network.  The overall goal is to create a sales and distribution network that is ready to be licensed and is capable of withstanding substantial growth in any community, city, municipality, or country.

The Company understands that time is of the essence in this technological age and that the Company must quickly bring awareness of its technology to the public purview.  The Company will strive to build enough active critical mass to allow the Company to eventually charge businesses and individual households a fee for utilizing the sales and distribution network.

The immediate objective of the Company is to build critical mass by getting large numbers of individuals and households to become members of its network.  In order to achieve critical mass, the Company plans to lobby direct sales groups to run campaigns in local papers and to organize local events to market the household network.  The Company will productize the offering and advertise directly with social community organizations, telecommunication groups, local papers, and local business associations.  The Company will seek to acquire local online communities and businesses that currently have participating members in order to promote market share and mindshare.  The Company will promote its technology online, in print, and across various media.  It will begin a trial license program whereby it will pre-sell limited liability licenses for specific regions or cities to investors and in turn use those funds to implement its marketing strategy.    Finally, the Company will seek to identify and make both investments and acquisitions to dominate market share and increase its competitive advantage.

Technical Infrastructure and Support Team

The infrastructure needed to operate and support our products is implemented using the latest cloud technology; thus, the technical capabilities to support growth are very cost-effective and highly scalable. The Company will keep a small technical core team of approximately three people to design, maintain and support any technical issue. The Company will also engage a team of software engineers, who will be out-sourced, to develop and enhance the software and server technology.  The system itself, however, will be internally designed, architected and managed. The Company’s technical strategy is to keep the core technical team small, and to grow the Company’s technical competitive edge by acquiring and integrating related and innovative technology.

Investments

The Company will invest heavily in marketing and roll-out operations in order to build an active critical mass.  It will also invest heavily in developing an alliance of businesses to utilize the network, in identifying prospective acquisitions to accelerate market share dominance and in recruiting talented management to carry out the sales, marketing and technical functions of the Company.

Distribution of Our Products and Sustained Growth

The Company has made implementation of our digital household network in a new market or local region very simple because the network is engineered to be activated online in only a few simple steps.  The initial work that will need to be put into a new market will be primarily in designing a customized look and feel for each new market and in organizing marketing and partnership campaigns to advertise our products and gain local exposure.

Further, the Company has created a system to progressively monitor its cost and revenue flow to ensure expenses and relative margins are maintained and to ensure that revenue, operations and growth are sustainable.  The Company will undertake quarterly financial assessments of each market and region in which it has a presence to ensure that each market or region maintains certain levels of financial health.  Most importantly, the Company will adopt a preemptive approach to mitigate technical, financial and management risks and failures.

Measuring Economic Value of our Products

The Company has established a dual-layer qualitative method to measure the level of economic activity generated by the household portal and the digital household network.  This method helps assign economic value to the geographical region and markets in which a network operates.

The first layer of economic activities is centered on each individual household. Each household is the building block for the local community, and the collections of local communities create the economic foundation to sustain a city, county or municipality. The next layer of economic activities is centered on the inter-network. This is the activity between the networks across different regions by association of a common household.

The first layer provides an intra-network (local) model of economic measures within the community and the next layer provides an inter-network (global) model of economic measures. Some of the measurements are factored by the velocity of products moved, i.e., how fast products are sold through the network, the volume in sales generated per time period, the depth of each household network in each digital household network, the number of total households within the network and the total number of cross geographical regional household networks that are associated.  The Company will continue to improve its qualitative assumption to better quantify the economic value of each household portal and the digital household network.

Competition

The market for our products and technologies is highly competitive. Our competitors include major software and technology development companies, mobile software providers, advertising and marketing companies, private social networking websites, information technology providers, and many more.  We believe that we will be able to compete in the industry based on the following factors:  instantaneous connectivity within a social network, access to a virtual storefront capable of real-time transactions, the multi-functionality of our products, the reliability of our software, the availability of technical and customer support, the wide-ranging and detailed information provided by our technologies, and the accessibility and interoperability of our technology platform.

The Company offers an attractive alternative to today’s system of online advertising and marketing for local businesses and markets.  Existing technology lacks the multi-task options, information and accessibility of a real-time shopping environment and connectivity to potential buyers and sellers.  The Company intends to meet the challenges of a global market by revitalizing the traditional marketing sector, providing incentives for businesses to advertise or distribute their products and services through our network, and promoting, attracting, and delivering the right technology, information and products and services to individuals within a local community.

We intend to initially compete in the North American region and to eventually expand our business to one of the BRICI countries, particularly China.  The Company will establish a reputation for having developed the next evolution in private social networking by connecting households to each other, and providing them with a personalized network for sharing information about products and services and a virtual marketplace for accessing those products and services.

We expect competition in our industry to be largely driven by the growing consumer demand for instant access to a variety of information through personal computers and mobile devices and the growing demand of businesses to develop an online e-commerce presence.  Some of the advantages that our competitors and potential competitors have over us, either globally or in particular geographic markets, include having significantly greater technical, human and other resources, larger revenues and financial resources, stronger brand and consumer recognition, pre-existing relationships with clients, lower labor and development costs, and broader distribution.

The Company will continue to invest into new research and development efforts to enhance technology that will strengthen its technical competency as well as continue to channel resources to create advanced capabilities that will surpass any of its would-be competitors.  Additionally, the Company will continue to identify and make both investments and acquisitions to dominate market share and increase its competitive advantage.

Potential Customers

Potential customers for our products include individuals, families, investors, businesses, service providers, manufacturers, distributors, suppliers, and many more.  The Company will generate revenues by charging manufacturers, suppliers and distributors a distribution fee for products and services moved through the network and charging a product placement fee for products and services advertised through the network.  The Company will also generate revenue from issuing licenses to investors through the Company’s structured licensing program.  The Company will impose monthly subscription fees from individuals using the household portals once the Company has achieved active critical mass.

The Company will execute its marketing strategy beginning with Red Deer in Alberta and Vancouver in British Columbia.  Once the Company has established a presence in these cities and achieved substantial revenue, the Company will expand its operations across the United States, Canada and likely in one of the BRICI countries.

Intellectual Property

On February 8, 2010, the Company entered into a Patent Transfer and Sale Agreement (the “Patent Agreement”) whereby we acquired all of the right, title and interest in the patent known as the “Incandescent light bulb life extending apparatus”, U.S. patent number 7,081,714, for consideration of $11,140 including attorney's fees.  Under the terms of the Patent Agreement, the Company was assigned rights to the patent free of any liens, claims, royalties, licenses, security interests or other encumbrances. The cost of obtaining the patent was expensed. The patent was issued on July 25, 2006 and will expire on May 4, 2024.

Due to the Company’s change in business direction, the Company is no longer working to develop or manufacture the incandescent light bulb life extending apparatus or license the manufacturing and related marketing and selling rights to a third party.

Government Approval and Regulation

Our digitally connected network, websites and other online content are subject to government regulation of the Internet in many areas, including user privacy, telecommunications, data protection, and commerce. The application of these laws and regulations to our business is often unclear and sometimes may conflict. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, advertising, etc. apply to the Internet.  Nonetheless, laws and regulations directly applicable to Internet communications, commerce and advertising are becoming more prevalent. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted covering issues such as user privacy, content, quality of products and services and much more.  Further, the growth and development of the market for e-commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, which may impose additional burdens on companies conducting business online.  Compliance with these regulations may involve significant costs or require changes in business practices that result in reduced revenue. Noncompliance could result in penalties being imposed on us or orders that we stop the alleged noncompliant activity.

Currently, we do not need government approval in connection with our products or services.

Employees

As of the date of this Report, other than our current directors and officers, we have no other full-time or part-time employees.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy our reports or other filings made with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, DC 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also access these reports and other filings electronically on the SEC’s web site, www.sec.gov.

ITEM 1A.

RISK FACTORS

RISKS RELATING TO OUR COMPANY AND BUSINESS

We currently rely on two products and have no product sales to date; we cannot give assurance that there will be any sales from our products in the future.

Our only two products, the household portal and digital household network, have not generated any revenues from product sales, to date. There is no guarantee that we will ever be able to market and distribute our products or licenses. There can be no assurance that our marketing and sales efforts will be successful, that we will be able to sell our products at acceptable costs and with acceptable technological capabilities, or that our products will be successfully marketed in the future. We currently do not expect to receive significant revenues from our products over the next several months.

We have no track record that would provide a basis for assessing our ability to carry on successful business activities. We may not be successful in implementing our business objectives.

The revenue potential of our proposed business and operations are unproven and the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably.  We have no track record of successful business activities, strategic decision-making by management, revenue production, or other factors that would allow an investor to assess the likelihood that we will be successful in marketing and distributing our products.  There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.  If we do not have sufficient funding, we may have to suspend or cease operations within twelve months.

Our audited financial statements for the year ended December 31, 2010 were prepared using the assumption that we will continue our operations as a going concern. We were incorporated on January 5, 2010, and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financing activities or to generate profitable operations. Such activities may not be available or may not be available on reasonable terms. We believe that if we do not have sufficient funding, we may have to suspend or cease operations within twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company.

We are a small company with limited resources compared to some of our current and potential competitors and we may not be able to compete effectively and increase market share.

The market for our technologies is highly competitive and although we believe our technologies offer unique features that are in high demand, we cannot guarantee that these unique features are enough to effectively capture a significant enough market share to successfully launch and sustain our current or future product line.  Our current and potential competitors may have longer operating histories, significantly greater resources and name recognition, and a larger base of customers than we have. Our competitors may also be able to adopt more aggressive pricing policies and devote greater resources to the development, marketing and sale of their products and services than we can. To be competitive, we must continue to invest significant resources in research and development, sales and marketing, and customer support. We may not have sufficient resources to make these investments or to develop the technological advances necessary to be competitive, which in turn will cause our business to suffer and restrict our profitability potential.

Problems with the quality and technical aspects of our products could result in decreases in revenue, unexpected expenses and loss of market share.

We plan to market and distribute our household portal and digital household network products, which are sophisticated technologies requiring regular upgrades and improvements to keep us in line with competitors, advancing technology, and public demands.  Due to the complexity of our products, they may contain undetected errors or defects which could cause us to incur significant re-engineering costs, divert management’s attention away from the marketing and distribution of our products and significantly affect our customer relations and business reputation.  Any one of these results could cause a decrease in the Company’s revenues.

The products we intend to distribute may not gain market acceptance, which would prevent us from achieving sales and market share.

The development of a successful market for our technologies may be adversely affected by a number of factors, some of which are beyond our control, including:

•

our failure to offer products that compete favorably against other similar products on the basis of cost, quality and performance;

•

our failure to market and distribute our products effectively;

•

our failure to create profitable business opportunities for our customers or provide cost-effective alternatives to existing ways of marketing;

•

our failure to meet the public’s demand for instant access to an unlimited amount of information, products and services; and

•

our failure to develop and maintain successful relationships with customers, investors and strategic business partners.

If the products we intend to distribute fail to gain market acceptance, we will be unable to achieve sales and market share.

Technological changes in the software industry could render our products uncompetitive or obsolete, which could prevent us from achieving market share and sales.

The industry in which we compete is characterized by rapidly evolving technologies, frequent new product introductions, significant competition and dynamic customer requirements. Our failure to upgrade or enhance our current product line or to develop new products and services in light of technological advances in the industry could cause us to become uncompetitive and our products to become obsolete.  We believe that a variety of competing technologies may currently be under development by companies similar to us that could result in higher product performance and quality than those products selected by us.  We may need to invest significant financial resources to keep pace with technological advances in the industry, however, we may be unable to secure such financing.  If our products were to become uncompetitive and obsolete, we would be unable to achieve market share and sales.

Security vulnerabilities in our products and services could lead to reduced revenues or to liability claims.

Maintaining the security of computers and computer networks is a critical issue for us and our customers. Hackers develop and deploy viruses, worms, and other malicious software programs that attack our products and gain access to our networks and data centers. Although this is an industry-wide problem that affects computers across all platforms, it affects our products in particular because hackers tend to focus their efforts on the most popular operating systems and programs and we expect them to continue to do so. We will devote significant resources to address security vulnerabilities through:

•	engineering more secure products and services;

•	enhancing security and reliability features in our products and services;

•	helping our customers make the best use of our products and services to protect against computer viruses and other attacks;

•	improving the deployment of software updates to address security vulnerabilities;

•	investing in mitigation technologies that help to secure customers from attacks even when such software updates are not deployed; and

•	providing customers with online automated security tools, published security guidance, and security software such as firewalls and anti-virus software.

The cost of these steps could reduce our operating margins. Despite these efforts, actual or perceived security vulnerabilities in our products could lead some customers to lose confidence in the Company and our products.

Our commercial success depends significantly on our ability to develop and commercialize our potential products without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on operating our business without infringing the patents or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and distribution of our technologies.  If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our products, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all. Ultimately, we could be prevented from commercializing a product or forced to cease some aspect of our business operations as a result of patent infringement claims, which would harm our business.

Our success depends on continuing to hire and retain qualified personnel, including our sole officer and our technical personnel.  If we are not successful in attracting and retaining these personnel, our business will suffer.

Our success depends substantially on the performance of our management team and key employees. Due to the specialized technical nature of our business, we are particularly dependent on our technical personnel. Our future success will depend on our ability to attract, integrate, motivate and retain qualified technical, sales, operations, and managerial personnel, as well as our ability to successfully implement a plan for management succession.

Competition for qualified personnel in our business areas is intense, and we may not be able to continue to attract and retain key personnel. In addition, if we lose the services of any of our management team or key personnel and are not able to find suitable replacements in a timely manner, our business could be disrupted and we may incur increased operating expenses.

We may not be successful in our partnerships and joint ventures with other companies and businesses, which may negatively affect our results of operations and financial condition.

We are currently pursuing partnerships and joint ventures with other technology companies in order to expand our current business operations, develop our existing and new product line, increase our geographic presence and gain greater name recognition. We may not complete these transactions in a timely manner, on a cost-effective basis, or at all, and we may not realize the expected benefits of any partnership or joint venture.  Even if we are successful in forming these relationships, these relationships may require us to incur significant fees, increase our short- and long-term expenditures, pose significant integration challenges, require additional expertise or disrupt our current management or business, which could harm our operations and financial results.

Changes in regulatory requirements could create additional expenses that could decrease our profitability.

We cannot predict the nature, scope or effect of future government regulations to which our operations might be subject to or the manner in which existing or future laws will be administered or interpreted.  We may be subject to government regulation in many areas, including e-commerce, privacy, telecommunications, data protection, and online content, to name a few.  Failure to comply with current or future regulations could result in the imposition of substantial fines, suspension of our business or other actions which could materially and adversely affect our business, financial condition and results of operations.  Currently, the cost of complying with existing laws does not have a material effect on our business or financial position.

If we are unable to manage our growth effectively, our business, financial condition and results of operations may be adversely affected.

Expansion of our business across North America and ultimately overseas is a key element of our marketing strategy.  The Company intends to increase our customer base, expand our product offerings and pursue market opportunities.  The expansion of our operations and employee base is expected to place a significant strain on our management, operational and financial resources. There can be no assurance that our current management or sales, marketing & support or technical personnel will be able to support our future operations or to identify, manage and exploit potential market and technological opportunities. If we are unable to manage growth effectively, such inability could have a material adverse effect on our business, financial condition and results of operations.

The elimination of monetary liability against the Company’s directors, officers and employees under Delaware law and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Certificate of Incorporation contains a specific provision that eliminates the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its directors and officers to the extent provided by Delaware law. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:

•

technological innovations or new products and services by the Company or its competitors;

•

additions or departures of key personnel;

•

the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

•

loss of any strategic relationship;

•

industry developments;

•

economic and other external factors; and

•

period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 150,000,000 shares of common stock, par value $0.0001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is and will be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

ITEM 2.

FINANCIAL INFORMATION

Balance Sheet

As at December 31, 2010, the Company had no assets and had total liabilities of $53,198 comprised of $50,662 of accounts payable and accrued liabilities from outstanding operating costs, and $2,536 of loan payable to an unrelated party, which is unsecured, due interest at 10% per annum, and due on demand.

During the year ended December 31, 2010, the Company issued 55,000,000 common shares for proceeds of $75,300, less share issuance costs of $20,000. On March 22, 2011, the Company issued 30,000,000 common shares to the President and Director of the Company in conjunction with an employment agreement.

Operating Revenues

During the year ended December 31, 2010, the Company did not recognize any operating revenue.

Operating Expenses

During the year ended December 31, 2010, the Company had operating expenses and a net loss of $108,498 comprised of professional fees of $59,500 relating to audit, accounting, and legal fees associated with the Company’s S-1 registration process and change in control procedures, $26,036 in consulting fees relating to due diligence costs associated with the change in control and management consulting fees incurred since the Company’s inception, $10,463 in transfer agent fees with respect to the recording and issuance of common shares and edgarization of SEC documents during the year, $11,140 in research and development expenses, $1,830 in general and administrative fees, and a foreign exchange gain of $471.

Liquidity and Capital Resources

As at December 31, 2010, the Company had a cash balance of $nil and a working capital deficit of $53,198.

Cashflow from Operating Activities

During the year ended December 31, 2010, the Company used $57,836 of cash for operating activities related to the inception and start-up costs relating to the Company’s S-1 registration process and general operations.

Cashflow from Investing Activity

During the year ended December 31, 2010, the Company did not have any investing activities.

Cashflow from Financing Activities

During the year ended December 31, 2010, the Company received $57,836 from financing activities including $75,300 from the issuance of common shares and $2,536 from the issuance of an unsecured, 10% interest per annum, and due on demand note payable. The proceeds were offset by the payment of $20,000 in share issuance costs.

We expect to incur a minimum of $100,000 in expenses during the next twelve months of operations. Accordingly, we will have to raise additional funds to pay for these expenses. We might do so through a private offering. We potentially will have to issue debt or equity securities and/or enter into a strategic arrangement with a third party.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements which are incorporated herein by this reference to the Company’s most recent Annual Report for the year ended December 31, 2010, as filed with the Securities and Exchange Commission on March 29, 2011. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Recently Issued Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend.  This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis.  The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis.  This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.  The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Selected Financial Data

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Quantitative and Qualitative Disclosure about Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 3.

PROPERTIES

Our corporate office is located at 2011 Courtside Lane, Suite 101, Charlotte, NC 28270. This location is the home of the President and Director and we have been allowed to operate out of such location at no cost to the Company. Our telephone number at that facility is (704) 246-8073. It is our belief that the space is adequate for our immediate needs. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional facilities. We do not presently own any real property.

ITEM 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of March 28, 2011 by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock. Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1) (#)	Percent of Class (%)(2)
Fernando Londe(3) 2011 Courtside Lane, Suite 101 Charlotte, NC 28270	Common	60,000,000	70.58%
All Officers and Directors as a Group (1 person)		60,000,000	70.58%

(1)

(2)

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

Changes in Control

On November 3, 2010, Fernando Londe acquired the majority of the issued and outstanding shares of the Company’s common stock from Mordechai Gafni and Edith Shenker (collectively, the “Sellers”), per the terms of a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Sellers and Fernando Londe. Pursuant to the terms of the Stock Purchase Agreement, Fernando Londe acquired three million (3,000,000) shares (the "Shares") of the Company’s common stock which represents approximately 54.55% (pre-forward split). The purchase price for the Shares was one hundred ninety-five thousand dollars ($195,000).

Other than the foregoing, there are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

ITEM 5.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and Executive Officers

The following table sets forth the names and ages of our current directors and executive officers:

Name	Age	Position with the Company	Director Since
Fernando Londe	45	CEO, CFO, President, Treasurer, Secretary, and Director	November 3, 2010

The board of directors has no nominating, audit or compensation committee at this time.

Term of Office

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors. Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.

Background and Business Experience

The business experience during the past five years of the person presently listed above as an Officer or Director of the Company is as follows:

Fernando Londe - Mr. Londe is an accomplished senior information technology director with over 18 years of demonstrated career success developing and executing operational strategies to promote organizational growth and optimal utilization of emerging technologies. From 2009 to 2010, Mr. Londe has been acting as a business consultant for various companies. Previously, from 2003 to 2009, Mr. Londe served as Chief Technology Officer of the Network & Carrior Division for FREE S.R.L., based in Italy, where he spearheaded development of a commercial VoIP network and helped obtain a license as a Telco Carrier with the Italian Authority. From 1999 to 2003, Mr. Londe was Chief Technology Officer for Com. Tel S.P.A. in Italy where he served as project manager of SS7/C7 Interconnection with major Telecom carriers in Italy and also assisted in obtaining a license as a Telco Carrier with the Italian Authority. Mr. Londe brings to the Company his experience as an executive leader in communications, business development, business reengineering, project management, team developing and management consulting. In light of Mr. Londe's extensive experience in information technology and licensing described above, the Company’s Board of Directors concluded that it was in the Company's best interest for him to serve as an officer and director.

Identification of Significant Employees

On March 22, 2011, the Company entered into an Employment Agreement with Fernando Londe (the “Employment Agreement”).  Pursuant to the terms and conditions of the Employment Agreement, Mr. Londe shall serve as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director for a term of five (5) years, unless earlier terminated per the Employment Agreement. In exchange, Mr. Londe shall receive a monthly salary of $2,000 and a one-time bonus of thirty million (30,000,000) shares of the Company’s common stock.

As of the date of this Report, other than our current directors and officers, we have no other full-time or part-time employees.

Family Relationship

We currently do not have any officers or directors of our company who are related to each other.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)

A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)

Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

Engaging in any type of business practice; or

iii.

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Audit Committee Financial Expert

The Company does not have an audit committee or an audit committee financial expert (as defined in Item 407 of Regulation S-K) serving on its Board of Directors. All current members of the Board of Directors lack sufficient financial expertise for overseeing financial reporting responsibilities.  The Company has not yet employed an audit committee financial expert on its Board due to the inability to attract such a person.

The Company intends to establish an audit committee of the board of directors, which will consist of independent directors. The audit committee’s duties will be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

ITEM 6.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our executive officers during the twelve month periods ended December 31, 2010 and 2009:

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Fernando Londe (1)	2010	$ nil	nil	nil	$ nil	nil	nil	$nil	$ nil
President, CEO, CFO, Secretary, Treasurer and Director	2009	$ nil	nil	nil	$ nil	nil	nil	$nil	$ nil

Mordechai Gafni (2)	2010	$ nil	nil	nil	$ nil	nil	nil	$nil	$ nil
Former President, CEO and Director	2009	$ nil	nil	nil	$ nil	nil	nil	$nil	$ nil

Edith Janet Shenker (3)	2010	$ nil	nil	nil	$ nil	nil	nil	$nil	$ nil
Former CFO, Treasurer and Secretary	2009	$ nil	nil	nil	$ nil	nil	nil	$nil	$ nil

(1)

On November 3, 2010, the Company’s Board of Directors nominated Fernando Londe as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director.  On November 3, 2010, Mr. Londe accepted the appointment.  On March 22, 2011, the Company entered into an Employment Agreement with Mr. Londe.

(2)

On November 3, 2010, Mordechai Gafni resigned as the Company's Chief Executive Officer, President and Director.  The resignation did not involve any disagreement with the Company.

(3)

On November 3, 2010, Edith Shenker resigned as the Company’s Chief Financial Officer, Treasurer and Secretary. The resignation did not involve any disagreement with the Company.

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes the outstanding equity awards to our executive officers as of December 31, 2010.

OPTION AWARDS
Name	Number of Common Shares Underlying Unexercised Options (#) Exercisable	Number of Common Shares Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
	nil	nil	nil	$ nil
Total	nil	nil	nil	$ nil

No officer or director of the Company received any equity awards, or holds exercisable or unexercisable options, as of the year ended December 31, 2010.

Pension, Retirement or Similar Benefit Plans

As of December 31, 2010 we had no pension plans or compensatory plans or other arrangements which provide compensation in the event of termination of employment or change in control of us. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Compensation of Directors

Our directors receive no extra compensation for their service on our board of directors.

ITEM 7.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The OTCBB on which shares of Common Stock are quoted does not have any director independence requirements. The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, Fernando Londe is not an independent director because he is also an executive officer of the Company.

Related Party Transactions

On January 6, 2010, the Company issued 30,000,000 split-adjusted shares of its common stock to Directors and officers for $300.

As of December 31, 2010, the Company owed $nil to directors, officers, and principal stockholders of the Company for working capital loans.

On March 22, 2011, the Company issued 30,000,000 shares of its common stock to Fernando Londe as a one-time bonus.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manor:

•

Disclosing such transactions in reports where required;

•

Disclosing in any and all filings with the SEC, where required;

•

Obtaining disinterested directors consent; and

•

Obtaining shareholder consent where required.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 8.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

ITEM 9.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

Our common stock is currently quoted on the OTC Bulletin Board. Our common stock has been quoted on the OTC Bulletin Board since September 16, 2010 trading under the symbol “ECFP.OB.”  On February 1, 2011 our symbol was changed to “DOGO.OB” to reflect our Company’s name change. Because we are quoted on the OTC Bulletin Board, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

The following table sets forth the high and low bid prices for our Common Stock per quarter as reported by the OTCBB since we began trading September 16, 2010 based on our fiscal year end December 31. These prices represent quotations between dealers without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2010 – High	---	---	---	---
2010 – Low	---	---	---	---
2009 – High	---	---	---	---
2009 – Low	---	---	---	---

Record Holders

As of December 31, 2010, an aggregate of 55,000,000 shares of our common stock were issued and outstanding and were owned by approximately 10 holders of record, based on information provided by our transfer agent.

Recent Sales of Unregistered Securities

None.

Re-Purchase of Equity Securities

None.

Dividends

On December 1, 2010, the Company effectuated a forward split of its issued and outstanding common shares, whereby every one old share of common stock was exchanged for ten new shares of the Company's common stock. As a result, the issued and outstanding shares of common stock increased from 5,500,000 prior to the forward split to 55,000,000 following the forward split. FINRA confirmed approval of the forward split, payable as a dividend to shareholders as of November 18, 2010. The forward split shares are payable upon surrender of certificates to the Company's transfer agent.

Securities Authorized for Issuance under Equity Compensation Plans

None.

ITEM 10.

RECENT SALES OF UNREGISTERED SECURITIES

Other than those previously reported, none.

ITEM 11.

DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

Our Certificate of Incorporation authorizes the issuance of 150,000,000 shares of common stock, par value $0.0001 per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

We refer you to our Certificate of Incorporation, Bylaws and the applicable provisions of the Delaware General Corporation Law for a more complete description of the rights and liabilities of holders of our securities.

ITEM 12.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware General Corporation Law provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Regarding indemnification for liabilities arising under the Securities Act of 1933 which may be permitted for directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is therefore unenforceable.

ITEM 13.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Company’s financial statements and notes thereto are hereby incorporated by this reference to the Company’s most recent Annual Report for the year ended December 31, 2010, as filed with the Securities and Exchange Commission on March 29, 2011.

ITEM 14.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On November 16, 2010, M&K CPAS, PLLC (“MKC”) was engaged as the registered independent public accountant for the Company and the Weinberg & Baer LLC (“WAB”) was dismissed as the registered independent public accountant for the Company. The decisions to appoint MKC and dismiss WAB were approved by the Board of Directors of the Company on November 16, 2010.

Other than the disclosure of uncertainty regarding the ability for us to continue as a going concern which was included in our accountant’s report on the financial statements for the period ended March 31, 2010, WAB's reports on the financial statements of the Company for the period ended March 31, 2010 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. For the two most recent fiscal years and any subsequent interim period through WAB's termination on November 16, 2010, WAB disclosed the uncertainty regarding the ability of the Company to continue as a going concern in its accountant’s report on the financial statements.

In connection with the audit and review of the financial statements of the Company through November 16, 2010, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with WAB's opinion to the subject matter of the disagreement.

In connection with the audited financial statements of the Company for the period ended March 31, 2010 and interim unaudited financial statements through November 16, 2010, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

Prior to November 16, 2010, the Company did not consult with MKC regarding (1) the application of accounting principles to a specified transactions, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the foregoing disclosures to WAB prior to the date of filing of our Current Report on Form 8-K on November 17, 2010, and requested that WAB furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report.  A copy of the letter furnished in response to that request is filed with the SEC on November 17, 2010 as part of our Current Report on Form 8-K and is incorporated herein by reference.

END OF FORM 10 DISCLOSURE

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(b)

Exhibits.

Exhibit Number	Description	Filed
3.01	Articles of Incorporation	Filed with the SEC on May 4, 2010 as part of our Registration Statement on Form S-1.
3.01(a)	Amended and Restated Certificate of Incorporation	Filed with the SEC on December 23, 2010 as part of our Current Report on Form 8-K.
3.02	Bylaws	Filed with the SEC on May 4, 2010 as part of our Registration Statement on Form S-1.
10.01	Patent Sales Agreement between the Company and David Galosky dated February 8, 2010	Filed with the SEC on May 4, 2010 as part of our Registration Statement on Form S-1.
10.02	Employment Agreement between the Company and Fernando Londe dated March 22, 2011.	Filed with the SEC on March 23, 2011 as part of our Current Report on Form 8-K.
14.01	Code of Ethics	Filed with the SEC on March 29, 2011 as part of our Annual Report on Form 10-K.
16.01	Letter from Former Accountant Weinberg & Baer LLC, dated November 16, 2010	Filed with the SEC on November 17, 2010 as part of our Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 18, 2011	Digagogo Ventures Corp.
/s/ Fernando Londe
Name: Fernando Londe
Title: President